UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 26, 2005

H&R BLOCK, INC.
(Exact name of registrant as specified in charter)

Missouri	1-6089	44-0607856
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
4400 Main Street, Kansas City, MO	64111
(Address of Principal Executive Offices)	(Zip Code)
(816) 753-6900
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Item 1.02. Termination of a Material Definitive Agreement

As previously disclosed in Item 1.01 of the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on May 10, 2005, H&R Block, Inc. (the "Company") entered into a settlement agreement regarding litigation entitled Lynne A. Carnegie, et al. v. Household International, Inc., H&R Block, Inc., et al., (the "Carnegie Settlement Agreement"). The information set forth under Item 1.01 of such report is incorporated herein by reference.

On May 26, 2005, the United States District Judge for the Northern District of Illinois issued a decision denying the plaintiff's motion for preliminary approval of the proposed settlement. As a result, the Carnegie Settlement Agreement was terminated in accordance with its terms and the parties to the litigation will be returned to their status immediately prior to the execution of the Carnegie Settlement Agreement as if the agreement had never been made.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H&R BLOCK, INC. BY: /S/ Bret G. Wilson —————————————— Bret G. Wilson Vice President and Secretary

Date: May 26, 2005